FIRST AMENDMENT TO
AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT



This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
(this "Amendment"), dated as of October 18, 1999, is among WATTS INVESTMENT COMPANY (the "Borrower"), WATTS INDUSTRIES, INC. (the "Parent"), BANKBOSTON, N.A., as the administrative agent (the "Administrative Agent") and competitive bid agent (and together with the Administrative Agent, the "Agents") for the lending institutions listed on Schedule 1 to the Credit Agreement (the "Banks"), and the Banks.

WHEREAS, the Borrower, the Parent, the Agents and the Banks are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of March 27, 1998 (the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to the Borrower; and

WHEREAS, the Borrower has requested that the Banks agree, and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to, and to waive certain provisions of, the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2.	Amendment of Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)	The first paragraph of the preamble to the Credit Agreement is amended by deleting clause (b) of such paragraph in its entirety and restating it as follows:

(b)	WATTS INDUSTRIES, INC. (the "Parent"), a Delaware
corporation having its principal place of business at 815 Chestnut Street, North Andover, Massachusetts 01845 and WATTS REGULATOR COMPANY ("WRC"), a Massachusetts corporation having its principal place of business at 815 Chestnut Street, North Andover, Massachusetts 01845, as guarantors hereunder (each a "Guarantor" and together the "Guarantors"),

(b)	Section 1.1 of the Credit Agreement is amended as follows:
(i)	the definition of Applicable Margin contained in such
1.1 is amended by deleting the table set forth in such definition and replacing it in its entirety with the following table:



Rating
S&P/Moody's


Applicable
Margin

A-/A-1 - A-3 or Higher
0.40%
BBB+/Baa1
0.55%
BBB/Baa2
0.65%
BBB-/Baa3
0.75%
BB+/Ba1
1.00%
Less than BB+/Ba1
1.25%
(ii)	the definition of Consolidated Net Worth contained in
such 1.1 is amended by inserting immediately after the
words "Consolidated Total Liabilities" the words ", minus
any adjustments to shareholder equity arising solely as a result of currency translation adjustments,".
(iii)	the definition of Facility Fee Rate contained in such
1.1 is amended by deleting the table set forth in such definition and replacing it in its entirety with the following table:


Rating
S&P/Moody's


Facility Fee
Rate

A-/A-1 - A-3 or
Higher
 .100%
BBB+/Baa1
 .150%
BBB/Baa2
 .175%
BBB-/Baa3
 .200%
BB+/Ba1
 .225%
Less than BB+/Ba1
 .275%

(iv)	the definition of Loan Documents contained in such 1.1
is amended by inserting immediately after the words
"Credit Agreement" the words ",the Joinder Agreements, the Assumption Agreement,".

(c)	Section 1.1 of the Credit Agreement is further amended by adding the following new definitions to such 1.1 in the appropriate alphabetical order:

Assumption Agreement.  The Assumption Agreement, dated as of
October 18, 1999, among the Borrower, the Parent, WRC, Webster
Valve, Inc. and CIRCOR International, Inc.

Guarantor(s).  As defined in the preamble hereto.

IDB Obligations. The obligations of (i) WRC under the Irrevocable Letter of Credit No. SO45494, dated September 29, 1994 and expiring no later than September 1, 2002, in the initial stated amount of $5,250,000 issued by First Union National Bank to State Street Bank and Trust Company, successor in interest to BankBoston, N.A. (f/k/a The First National Bank of Boston) as Trustee and (ii) WRC and the Parent under the Letter of Credit, Reimbursement and Guaranty Agreement (as amended and in effect), dated as of September 1, 1994, among WRC, the Parent and First Union National Bank (formerly known as First Union National Bank of North Carolina).

Joinder Agreements. The Joinder Agreement, dated as of October 18, 1999, executed by WRC and agreed to by the Administrative Agent and such other joinder agreements entered into from time to time by Subsidiaries or Affiliates of the Borrower or the Parent and in form and substance satisfactory to the Administrative Agent.

WRC.  As defined in the preamble hereto.

(d)	Section 2.2 of the Credit Agreement is amended by (i) deleting the heading "Facility Fee" and substituting "Facility Fee; Utilization Fee" therefor, (ii) inserting a new subsection heading "2.2.1. Facility Fee" immediately before the first sentence of 2.2 and (iii) adding the following new subsection immediately after subsection 2.2.1:

2.2.2	Utilization Fee.  The Borrower agrees to pay to the
Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a utilization fee equal to 0.10% per annum of the sum of the outstanding Revolving Credit Loans plus the outstanding Competitive Bid Loans for each day during each calendar quarter that the aggregate outstanding amount of the Loans exceeds fifty percent (50%) of the Total Commitment. The utilization fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter. The first payment of the utilization fee, if any, shall be due and payable on January 1, 2000 and shall apply to the period commencing on the effective date of this Amendment and ending on December 31, 1999, and the final payment of the utilization fee, if any, shall be due and payable on the Maturity Date or any earlier date on which the Commitments shall terminate and shall apply to the calendar quarter or, as the case may be, portion thereof immediately preceding such date.

(e)	Section 5 of the Credit Agreement is amended as follows:

(i)	the first sentence of 5.1 is amended by deleting the text
"the Parent hereby unconditionally and irrevocably guarantees" and substituting the following therefor:

each of the Guarantors hereby jointly and severally, and unconditionally and irrevocably guarantees

(ii)	Section 5.2 of the Credit Agreement is amended by deleting
such 5.2 in its entirety and restating it as follows:
5.2.	Guaranty Absolute.  Each of the Guarantors
guarantees that the Guaranteed Obligations will be paid
strictly in accordance with the terms hereof and of the
Notes, regardless of any law, regulation or order now or
hereafter in effect in any jurisdiction affecting any of
such terms or the rights of the Banks with respect
thereto.  The liability of each of the Guarantors under
this 5 with regard to the Guaranteed Obligations shall
be joint and several, and absolute and unconditional
irrespective of:
(i)	any lack of validity or enforceability of this
Credit Agreement  with respect to the Borrower
(with regard to such Guaranteed Obligations), the
Notes of the Borrower, the Loan Documents, or any
other agreement or instrument relating thereto;
(ii)	any change in the time of, manner or place of
payment of, or in any other term of, all or any of
the Guaranteed Obligations or any other amendment
or waiver of or any consent to departure from this
Credit Agreement  (with regard to such Guaranteed
Obligations) or the Notes of the Borrower;
(iii)	any exchange, release or nonperfection of any
collateral, or any release or amendment or waiver
of or consent to departure from any other guaranty,
for all or any of the Guaranteed Obligations;
(iv)	any change in ownership of the Borrower or any
Guarantor;
(v) any acceptance of any partial
payment(s) from the Borrower or any Guarantor;
(vi) any modification, release,
limitation on collection or conversion to equity of
the Borrower's obligation to pay as a result of the
bankruptcy or insolvency of the Borrower; or
(vii)	any other circumstance which might otherwise
constitute a defense available to, or a discharge
of, the Borrower in respect of its Guaranteed
Obligations.
The obligations of each of the Guarantors contained in
this 5 shall continue to be effective or be reinstated,
as the case may be, if at any time any payment of any of
the Guaranteed Obligations is rescinded or must otherwise
be returned by the Banks or which is repaid by the Banks
in good faith settlement of a pending or a threatened
avoidance claim upon the insolvency, bankruptcy or
reorganization of the Borrower, any Guarantor or
otherwise, all as though such payment had not been made.
(iii)	Section 5.3 is amended by deleting each reference to "of
the Parent" contained in such 5.3 and substituting the
following therefor:  "each of the Guarantors".
(iv)	Sections 5.4 and 5.5 are amended by deleting each
reference to "the Parent" or "The Parent" contained in such 5.4 and 5.5 and substituting the following therefor: "each of the Guarantors" or, as the case may be, "Each of the Guarantors".

(f)	Section 6.4.1 of the Credit Agreement is amended by deleting (i)
the words "The Borrower and each of its Subsidiaries" and substituting "The Parent, the Borrower and each of their Subsidiaries" therefor and (ii) the date "June 30" and substituting "December 31" therefor.

		(g)	Section 8 of the Credit Agreement is amended by adding the
following new 8.10 at the end of such 8:

8.10. Pro Rata Sharing of Collateral. Neither the Borrower nor the Parent will, nor will they permit any of their subsidiaries to, grant a security interest in, or pledge any of, their property or assets to the Administrative Agent on behalf of the Banks and the Agents to secure the Obligations unless appropriate arrangements are made to secure the Obligations and the IDB Obligations on a pro rata basis.

(h)	Section 9.1 of the Credit Agreement is amended by adding the following text immediately after the ratio "3.00:1.00":

;provided, however, until four (4) full fiscal quarters of the Parent and the Borrower have elapsed after September 30, 1999, the applicable calculations for determination of the Fixed Charge Ratio for the shorter periods of one, two and three full fiscal quarters following September 30, 1999 shall be annualized by multiplying the relevant amounts by: (i) for the period of one full fiscal quarter following September 30, 1999, the number 4, (ii) for the period of two full fiscal quarters following September 30, 1999, the number 2, and (iii) for the period of three full fiscal quarters following September 30, 1999, the number 1.33.

(i)	Section 9.2 of the Credit Agreement is amended by deleting the table set forth in such 9.2 and restating it in its entirety as follows :


Period


Ratio

Closing Date- June 30, 1998
0.42:1.00
July 1, 1998-September 30, 1999
0.40:1.00
October 1, 1999-March 30, 2001
0.46:1.00
March 31, 2001-June 29, 2001
0.45:1.00
June 30, 2001- September 29, 2001
0.44:1.00
September 30, 2001 and thereafter
0.43:1.00

	(j)	Sections 6, 6.1-6.3, 6.6-6.14, 6.16, 6.18-6.21, 7, 7.1-7.3, 7.5-
7.13, 8, 8.1-8.3, 8.5-8.7, 8.9, 11.1, 12.1(c)-(j) and (l), 12.2, 13-19, 21, 25
and 26 of the Credit Agreement are amended as follows:

(i)	each reference to "the Borrower and the Parent" contained in such Sections shall be deleted and "the Borrower, WRC and the Parent" substituted therefor;

(ii)	each reference to "the Borrower or the Parent" contained in
such Sections shall be deleted and "the Borrower, WRC or the Parent" substituted therefor;

(iii)	each reference to "the Borrower, the Parent" contained in
such Sections shall be deleted and "the Borrower, WRC, the Parent" substituted therefor;

(iv)	each reference to "neither the Borrower or the Parent"
contained in such Sections shall be deleted and "none of the Borrower, WRC or the Parent" substituted therefor;

(v)	each reference to "the Borrower's, the Parent's" contained
in such Sections shall be deleted and "the Borrower's, WRC's, the Parent's" substituted therefor; and

(vi)	each reference to "the Borrower's and the Parent's"
contained in such Sections shall be deleted and "the Borrower's, WRC's and the Parent's" substituted therefor.

(k)	Section 12.1(m) of the Credit Agreement is amended by adding at the beginning of such 12.1(m) the text "the Borrower shall cease to own, directly or indirectly 100% of the capital stock of WRC;";

(l)	Section 20(b) of the Credit Agreement is amended by adding after each reference to "the Parent" contained in such 20(b) the words "or WRC";
and

(m)	Schedules 1, 6.3, 6.18, 6.19, 8.1, 8.2, and 8.3 to the Credit
Agreement are amended by deleting such Schedules and substituting the attached
Schedule 1, 6.3, 6.19, 8.1, 8.2, and 8.3 therefor.

3.	Limited Waivers.

(a)	The Parent and Borrower have informed the Agents and the Banks that (i) the Parent and its Subsidiaries intend to transfer all of the assets and liabilities associated with the Parent's Instrumentation and Fluid Regulation Products Group (including, but not limited to, Aerodyne Controls, Atkomatic Valve, Circle Seal Controls, Inc., Go Regulator, Inc., Hoke, Inc., Leslie Controls, Inc., Nicholson Steam Trap and Spence Engineering Company, Inc.,) and Petrochemical Products Group (including, but not limited to, Contromatics Industrial Products, Eagle Check Valve, KF Industries, Inc., Pibiviesse SpA, Suzhou Watts Valve Co., Ltd., SSI Equipment Inc. and Telford Valve and Specialties, Inc.) to CIRCOR International, Inc., a newly formed affiliate of the Parent ("CIRCOR") and its Subsidiaries which transfer shall in no event include the direct and indirect Subsidiaries of the Parent set forth on Schedule 6.19 attached hereto, (ii) the Parent and the Borrower and their respective Subsidiaries intend to effect a settlement of intercompany accounts, indemnification obligations and certain other arrangements among the Parent, CIRCOR and their respective Subsidiaries, including without limitation, certain supply arrangements, certain licensing arrangements, and the assumption and transfer of all of the outstanding Indebtedness of the Borrower under the Credit Agreement as of the effective date of this Amendment to certain Subsidiaries of the Parent and CIRCOR pursuant to an Assumption Agreement, dated as of October18, 1999, among the Borrower, WRC, Webster Valve, Inc., CIRCOR (WRC, Webster Valve, Inc. and CIRCOR referred to herein collectively as the "Assuming Parties") and the Administrative Agent (the "Assumption Agreement") which, upon giving effect thereto, would, inter alia, result in each Assuming Party becoming a "Borrower" under the Credit Agreement with respect to the assumed Indebtedness described therein, (iii) the Borrower intends to transfer all of its assets other than the stock of WRC to WRC and
(iv) the Parent and its Subsidiaries intend to effect a series of internal contributions and spin-offs ultimately resulting in the spin-off of CIRCOR to the stockholders of the Parent pursuant to a stock dividend, in the case of each of clauses (i) - (iv) as more fully described in the Distribution Agreement (the "Distribution Agreement"), dated as of October 1, 1999, between the Parent and CIRCOR, the Form 10 Information Statement of CIRCOR dated October 6, 1999, the Reorganization Agreement (the "Reorganization Agreement"), dated as of October 4, 1999, among the Parent, the Borrower, Webster valve, Inc., CIRCOR, Circle Seal Controls, Inc., WRC, Webster Investment Company and CIRCOR IP Holding Co., and the private letter ruling issued by the Internal Revenue Service on September 13, 1999 (the "PLR"), copies of each of which are attached hereto (all of such transactions referred to herein collectively as the "Spin-Off"). Pursuant to (i) 8.5.2 of the Credit Agreement, none of the Parent or any of its Subsidiaries is permitted to dispose of its assets (including capital stock) other than the sale of inventory and obsolete equipment in the ordinary course of business or by the sale in one or more arms-length transactions having a cumulative aggregate sales price not in excess of $100,000,000 in any fiscal year or $150,000,000 during the term of the Credit Agreement and (ii) 19.9 of the Credit
Agreement, the Borrower is not permitted to assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks. Accordingly, the Spin-Off would result in the breach of certain representations, warranties and covenants set forth in the Credit Agreement, including without limitations, 8.5.2 and 19.9.

(b)	The Parent and the Borrower have also informed the Agents and the
Banks that the Parent, the Borrower and their Subsidiaries have changed the date of their respective fiscal year ends from June 30 to December 31. Pursuant to 7.5.4 of the Credit Agreement such change may not be made unless the Parent, the Borrower and their Subsidiaries have given the Administrative Agent not less than sixty (60) days prior written notice of such proposed change.

(c)	The Parent and the Borrower have requested that the Banks (i)
waive all terms and conditions of the Credit Agreement required solely to effect the Spin-Off and consent to the assumption of Indebtedness arrangements contemplated by the Assumption Agreement and (ii) waive the sixty (60) day notice period required pursuant to 7.5.4 of the Credit Agreement prior to the Parent, the Borrower and their Subsidiaries changing the date of their respective fiscal year ends from June 30 to December 31. Upon the effectiveness of this Amendment, the Banks hereby waive all terms and conditions of the Credit Agreement required solely to effect the Spin-Off and consent to the assumption and transfer of Indebtedness arrangements contemplated by the Assumption Agreement, and waive such sixty (60) day notice period; provided, however, the transfer of Indebtedness contemplated by the Assumption Agreement shall not release, diminish or modify in any respect the repayment obligations of the Borrower or the guaranty obligations of the Guarantors set forth in the Credit Agreement with respect to such Indebtedness;

4.	Affirmation and Acknowledgment of the Borrower and the Parent.  Each of
the Borrower and the Parent hereby ratifies and confirms all of its Obligations to the Banks and the Agents, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans and all other amounts due under the Credit Agreement as amended hereby.

5.	Representations and Warranties.  Each of the Borrower and the Parent
hereby represents and warrants to the Agents and the Banks as follows:

(a)	The execution and delivery by the Borrower and the Parent of this
Amendment, and the performance by the Borrower and the Parent of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and the Parent, have been authorized by all necessary corporate proceedings on behalf of the Borrower and the Parent, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower, the Parent or any of their Subsidiaries is subject or any of the Borrower's or the Parent's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower or the Parent.

(b)	This Amendment and the Credit Agreement as amended hereby
constitute legal, valid and binding obligations of the Borrower and the Parent, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

(c)	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower or the Parent of this Amendment or the Credit Agreement as amended hereby, or the consummation by the Borrower or the Parent of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d)	The representations and warranties contained in 6 of the Credit
Agreement were true and correct in all material respects at and as of the date made or claimed to have been made. After giving effect to this Amendment and except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement (including the Spin-Off) and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent such representations and warranties relate expressly to an earlier date, such representations and warranties also are true and correct in all material respects at and as of the date hereof.

(e)	Each of the Borrower and the Parent has performed and complied in all material respects with all terms and conditions herein and in the Credit Agreement required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

6.	Amendment Fee.  The Borrower shall pay to the Administrative Agent for the account of the Banks in accordance with their respective Commitment Percentages an amendment fee of $200,000 (the "Amendment Fee") on or prior to the effective date of this Amendment.

7.	Effectiveness.  This Amendment shall be deemed to be effective as of
October 18, 1999 upon receipt by the Administrative Agent on or before October 18, 1999 of each of the following:

(a)	facsimile copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of this Amendment, duly authorized, executed and delivered by each of the Borrower, the Parent, the Agents and the Banks;

(b)	an original Joinder Agreement, duly authorized, executed and delivered by WRC and the documents specified therein;

(c)	an original Assumption Agreement, duly authorized, executed and delivered by the Borrower, the Parent, WRC, Webster Valve, Inc., CIRCOR and the Administrative Agent;

(d)	a copy of the fully executed Distribution Agreement, the
Reorganization Agreement, each in form and substance satisfactory to the Banks, the Form 10 Information Statement of CIRCOR dated October 6, 1999 and a copy of the PLR;

(e)	on the effective date of the Spin-Off, after giving effect
thereto, the aggregate outstanding amount of the Loans shall not exceed $25,000,000;

(f)	copies of the Parent's, the Borrower's, WRC's, Webster Valve,
Inc.'s, and CIRCOR's charter documents certified by the Secretary of State of their respective State(s) of incorporation and their respective By-Laws, in each case accompanied by a certificate of a duly authorized officer of each of the Parent, the Borrower, WRC, Webster Valve, Inc. and CIRCOR, as the case may be, certifying that their respective charter documents and By-Laws are in full force and in effect as of the effective date of this Amendment and as to the incumbency and genuineness of the signature of each officer thereof authorized to sign this Amendment, the Assumption Agreement and/or the Joinder Agreement;

(g)	a certificate of a duly authorized officer of each of the Parent, the Borrower, WRC, Webster Valve, Inc. and CIRCOR certifying that the resolutions attached thereto are the true, correct and complete set of resolutions adopted by the Board of Directors of the Parent, the Borrower, WRC, Webster Valve, Inc. and CIRCOR approving and authorizing, to the extent applicable, the execution of this Amendment, the Spin-Off, the transfer of assets from the Borrower to WRC, the assumption of Indebtedness contemplated by the Assumption Agreement, the change in the date of the fiscal year end of each of the Parent and the Borrower, and all the terms and conditions contained herein;

(h)	updated Schedules 6.3, 6.18, 6.19, 8.1, 8.2, and 8.3 to the Credit
Agreement; and

(i)	the Amendment Fee.

8.	No Other Amendment or Waiver.  Nothing contained in the Amendment shall be construed to imply a willingness on the part of the Banks to grant any similar or future amendments or waivers to any of the terms and conditions of
(i) the Credit Agreement, (ii) the other Loan Documents and (iii) any other document or agreement between any Bank and the Borrower, the Parent , or any Subsidiary or affiliate thereof.

9.	Miscellaneous Provisions.

(a)	Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

(b)	THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER
SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(c)	This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d)	Pursuant to 15 of the Credit Agreement, the Borrower hereby
agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

WATTS INVESTMENT COMPANY


By:_____________________________________
	Name:
	Title:

WATTS INDUSTRIES, INC.


By:_____________________________________
	Name:
	Title:


BANKBOSTON, N.A., individually and as
  Administrative Agent and Competitive
  Bid Agent


By:_____________________________________
	Name:
	Title:

FIRST UNION NATIONAL BANK


By:_____________________________________
	Name:
	Title:

MELLON BANK, N.A.


By:_____________________________________
	Name:
	Title:

BROWN BROTHERS HARRIMAN & CO.


By:_____________________________________
	Name:
	Title:

THE CHASE MANHATTAN BANK


By:_____________________________________
	Name:
	Title:




SCHEDULE 1

Banks, Commitments, Commitment Percentages,
Domestic Lending Offices, Eurodollar Lending Offices


Bank

Bank

Amount
Commitment
Percentage

Domestic Lending  Office:
Eurodollar
Lending Office:






BankBoston, N.A.
Same
$28,000,000
28%
100 Federal Street, 01-09-04



Boston, MA 02110



Attn:  Fred D Myers







The Chase Manhattan Bank
Same
$22,000,000
22%
999 Broad Street



Bridgeport, CT 06604



Attn:  A. Neil Sweeny







Mellon Bank, N.A.
Same
$22,000,000
22%
One Boston Place



Boston, MA 02108



Attn:  Jane Westrich







First Union National Bank
Same
$22,000,000
22%
One First Union Center



301 South College Street



Charlotte, NC 28288



Attn:  Ted Noneman







Brown Brothers Harriman & Co.
Same
$6,000,000
6%
40 Water Street



Boston, MA 02109



Attn:  John C. Walsh











				TOTAL

$100,000,000
100.0%


-13-


BUSDOCS:771311.13






BUSDOCS:771311.13
BUSDOCS 771311





BUSDOCS:771311.13
BUSDOCS 771311